Exhibit 99.1

UPC POLSKA, LLC ANNOUNCES SUCCESSFUL COMPLETION OF BALANCE SHEET RESTRUCTURING

February 18, 2004 – UPC Polska, LLC (“UPC Polska” or the “Company”) today announces the effective date of the Company’s emergence from its Chapter 11 proceedings.  The Company has completed all the required actions and all the conditions to the effectiveness of its Second Amended Plan of Reorganization (the “Plan”) were satisfied or waived.

The Plan was confirmed by the U.S. Bankruptcy Court on January 22, 2004.

The Company’s restructuring, which has substantially delevered the Company’s balance sheet, has extinguished the Company’s prior indebtedness of approximately USD 945.2 million.  As a result of the restructuring, the Company issued new 9% senior notes due 2007 in the aggregate principal amount of approximately USD 105.4 million. The new debt will be the only indebtedness of the Company as of the effective date of the restructuring.

UPC Polska LLC through its Polish subsidiaries, operates one of the largest cable systems in Poland with approximately 1,872,800 homes passed and approximately 1 million subscribers at the end of September 2003.  The Company is 100% owned by a subsidiary of UGC Europe, Inc., which is one of the leading broadband communications and entertainment companies in Europe.  Through its broadband networks, UGC Europe provides television, Internet access, telephony and programming services.  UGC Europe is a wholly owned subsidiary of UnitedGlobalCom, Inc. (NASDAQ: UCOMA).

Website: www.upc-polska.com

NOTE: Except for historical information contained herein, this release may contain forward-looking statements (any statement other than those made solely with respect to historical fact) based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on a variety of assumptions that may not be realized and are subject to significant business, economic, judicial and competitive risks and uncertainties, including those set forth below, many of which are beyond the Company’s control. The Company’s actual operations, financial condition, cash flows or operating results may differ materially from those expressed or implied by any such forward-looking statements. These statements relate to the Company’s future plans, objectives, expectations and intentions. These statements may be identified by the use of words like “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “pro forma,” “anticipates” and similar expressions. The Company undertakes no obligation to update or revise any such forward-looking statements.

The forward-looking statements and the Company’s liquidity, capital resources and results of operations are subject to a number of risks and uncertainties including, but not limited to, the following: the ramifications of the restructuring; risks associated with not completing the restructuring consistent with the Company’s, UPC Polska Finance, Inc.’s and UnitedGlobalCom, Inc.’s  timetable; risks associated with third parties taking actions inconsistent with, or detrimental to, the consummation of the Plan; the ability to fund, develop and execute the business plan of the Company and its subsidiaries (the “UPC Polska Group”); potential adverse developments with respect to the UPC Polska Group’s liquidity or results of operations; competitive pressures from other companies in the same or similar lines of business as the UPC Polska Group; economic conditions in Poland generally, as well as in the pay television business in Poland, including decreasing levels of disposable income per household and increasing rates of unemployment; risks associated with an amendment to copyright law in Poland which took effect on January 1, 2003; ongoing process of copyright law development in Poland; risks relating to future relations with the Polish national telephone company; risks related to lost revenues resulting from piracy; changes in laws and regulations affecting the UPC Polska Group, including those related to taxation; business changes, including pay television programming changes; foreign exchange rate fluctuations; future financial performance of the UPC Polska Group, including availability, terms and deployment of capital; the UPC Polska Group’s ability to comply with government regulations; the overall market acceptance of the UPC Polska Group’s products and services, including acceptance of the pricing of those products and services; the failure of Telewizyjna Korporacja Partycypacyjna S.A. (“TKP”) to satisfy contractual obligations owed to or on behalf of the UPC Polska Group arising out of the Company’s transaction with Canal+ S.A. and the UPC Polska Group’s limited ability to liquidate its investment in TKP; potential adverse publicity regarding the Company’s restructuring and its petition for relief under Chapter 11 of the Bankruptcy Code; and the other factors detailed from time to time in the Company’s filings with the SEC. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release.

For further information, please contact:

Claire Appleby	Bert Holtkamp
UGC Europe Investor Relations	UGC Europe Communications & PR
+ 44 (0) 207 838 2001	+ 31 (0) 20 778 9447
Email: ir@ugceurope.com	Email: corpcomms@ugceurope.com

NBS Public Relations
Marek Kuderski
+ 48 (0) 22 826 7418